Exhibit 99.1

August 6, 2015.

2U, Inc. Reports Second Quarter 2015 Financial Results

Revenue increased by 42 percent and

Adjusted EBITDA loss improved by 44 percent year-over-year

LANDOVER, Md., August 6, 2015 /PRNewswire/ — 2U, Inc. (NASDAQ: TWOU), today reported financial and operating results for the quarter ended June 30, 2015. 2U is a leading provider of cloud-based software-as-a-service technology fused with technology-enabled services that enables leading nonprofit colleges and universities to deliver their high-quality degree programs online.

Second Quarter 2015 Results

•                  Revenue was $35.2 million, an increase of 42 percent from $24.7 million in the second quarter of 2014.

•                  Net loss attributable to holders of common stock was $(9.6) million, or $(0.23) per share, compared to $(10.6) million, or $(0.27) per share, in the second quarter of 2014.

•                  Adjusted net loss was $(5.8) million, or $(0.14) per share compared to $(8.5) million, or $(0.22) per share, in the second quarter of 2014.

•                  Adjusted EBITDA loss was $(4.0) million, compared to a loss of $(7.1) million in the second quarter of 2014.

“2U had a very strong Q2, and we once again exceeded previously stated guidance for all of our financial measures,” said Chip Paucek, 2U’s Chief Executive Officer and Co-Founder. “As a result of this successful quarter, we are increasing our expectations for 2015. At the midpoint of full-year 2015 guidance, we now expect revenue to increase by approximately 34 percent and adjusted EBITDA loss to improve by approximately 42 percent, year-over-year.”

“Helping universities develop great digital versions of themselves is our business, allowing our partners to advance their missions by increasing access to education through technology,” Paucek continued. “I’m excited to announce that we have a new top-tier institution as a partner for multiple programs, an existing partner launching a new program, and an existing partner that has extended its contract. We are clearly seeing an accelerating demand for high quality, outcomes-driven online programs among the tier of universities we serve; therefore, we expect to increase our number of new program launches in 2016 to no fewer than six.”

Recent Program Related Developments

2U today announced a 15-year partnership with New York University to launch multiple programs online. The first three programs, through NYU’s Steinhardt School of Culture, Education, and Human Development, are:

•                  a Master of Science in Communicative Sciences and Disorders (Speech-Language Pathology),

•                  a Master of Arts in Counseling and Guidance with a concentration in School Counseling and Bilingual School Counseling, and

•                  an Advanced Clinical Doctoral Degree in Occupational Therapy.

2U also announced today that its long-time partner, University of Southern California, has created a new Department of Nursing to offer an online Master of Science in Nursing program for aspiring family nurse practitioners (FNPs). Program graduates will help meet the increasing nationwide demand for advanced practice nurses in primary care settings.

In addition, the School of Government at University of North Carolina Chapel Hill has extended its contract with 2U by another 10 years. This contract for the Master of Public Administration program now expires in 2032.

Also in Q2 2015, six 2U university clients graduated their first cohorts of online graduate degree students. To date, 5,482 students have graduated from 10 2U-powered programs.

Other Developments

In Q2, 2U announced that James H. (Jim) Shelton, former deputy secretary at the U.S. Department of Education, joined 2U to serve as its Chief Impact Officer. Shelton’s newly created role will support sustained growth and further 2U’s longstanding focus on impact and outcomes. His public letter to the education community explaining his decision to join the company can be found at http://2u.com/blog/Jim-Shelton-Joins-2U/.

Financial Outlook

Based on information available as of today, 2U is issuing the following guidance for third quarter and full year of 2015.

(in millions, except per share amounts)	3Q 2015	FY 2015
Revenue	$35.9-$36.3	$147.4-$148.3
Adjusted Net Loss	$(8.0)-$(7.6)	$(17.2)-$(16.3)
Adjusted Net Loss per Share of Common Stock	$(0.19)-$(0.18)	$(0.41)-$(0.39)
Weighted-Average Shares of Common Stock	41.8	41.6
Adjusted EBITDA Loss	$(5.7)-$(5.3)	$(9.0)-$(8.1)
Stock-Based Compensation Expense	$3.6-$3.8	$12.9-$13.5

2U had expected to enter into a transaction in the second quarter to allow it to vacate certain facilities as it seeks appropriate space to support its growth. The Company had planned to recognize a non-cash charge of approximately $1.5 million related to this transaction during the second quarter, and had built this charge into its second quarter guidance. However, as the transaction was not completed within the expected time frame, no charge was recognized. 2U now expects to recognize this non-cash charge in the third quarter, and the charge is incorporated into third quarter guidance.

In giving third quarter and full year 2015 guidance, the Company’s expectations for the fourth quarter are implied. Note that cost seasonality in the fourth quarter typically improves margins in that quarter; fourth quarter margins therefore should not be viewed as a run rate for the first quarter of the following year.

Non-GAAP Measures

To supplement the company’s consolidated financial statements, which are prepared and presented in accordance with GAAP, we use adjusted net loss and adjusted EBITDA loss, which are non-GAAP financial measures.

Adjusted net loss is defined as net loss attributable to holders of common stock before preferred stock accretion, the warrant expense portion of net interest income (expense), and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period.

Adjusted EBITDA loss is defined as net loss before net interest income (expense), taxes, depreciation and amortization, and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements.  These non-GAAP measures are key metrics company management uses to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes.  These measures also provide useful information to investors relating to 2U’s financial condition and results of operations.  These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.  In addition, these financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on 2U’s non-GAAP financial measures and reconciliations of such measures to the nearest GAAP measures, please see the reconciliation tables on the last page of this press release under the heading “Reconciliation of Non-GAAP Measures.” 2U urges investors to review these reconciliations and not to rely on any single financial measure to evaluate the company’s business.

Conference Call Information

What:	2U, Inc.’s second quarter 2015 financial results conference call

When:	Thursday, August 6, 2015

Time:	5:00 p.m. ET

Live Call:	(877) 359-9508

Webcast:	To access the live webcast, please visit http://investor.2u.com

About 2U, Inc. (NASDAQ: TWOU)

2U partners with leading colleges and universities to deliver the world’s best online degree programs so students everywhere can reach their full potential. Our Platform, a fusion of cloud-based software-as-a-service technology and technology-enabled services, provides schools with the comprehensive operating infrastructure they need to attract, enroll, educate, support and graduate students globally. Blending live face-to-face classes, dynamic course content and real-

world learning experiences, 2U’s No Back Row® approach ensures that every qualified student can experience the highest quality university education for the most successful outcome.

To learn more, go to 2U.com. Be sure to follow us on LinkedIn (http://www.linkedin.com/company/2u), Twitter (http://twitter.com/2Uinc) and Facebook (http://www.facebook.com/2u).

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release, including statements regarding future results of the operations and financial position of 2U, Inc., including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, our failure to attract new colleges and universities as clients; our failure to acquire qualified students for our clients’ programs; failure of clients’ students to remain enrolled in their programs; loss, or material underperformance, of any one client; our ability to compete against current and future competitors; disruption to, or failure of, our Platform; and data privacy or security breaches. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, and other reports filed with the Securities and Exchange Commission.  Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Media Contact: Shirley Chow, Director, Communications, 2U, Inc., (646) 597-5850, schow@2u.com

Investor Relations Contact: Ed Goodwin, Sr. Director of Investor Relations, 2U, Inc., (301) 892-4239, egoodwin@2u.com

###

2U, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except share and per share amounts)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$88,224	$86,929
Accounts receivable, net	4,393	350
Advance to clients, current	817	—
Prepaid expenses	3,215	2,709
Total current assets	96,649	89,988
Property and equipment, net	7,353	6,755
Capitalized content development costs, net	15,373	13,155
Advance to clients, non-current	1,733	1,675
Other non-current assets	1,995	1,466
Total assets	$123,103	$113,039
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,846	$2,293
Accrued expenses and other current liabilities	21,881	17,138
Deferred revenue	13,426	1,906
Refunds payable	3,077	2,431
Total current liabilities	41,230	23,768
Rebate reserve	642	639
Other non-current liabilities	612	621
Total liabilities	42,484	25,028
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2015 and December 31, 2014	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 41,502,290 shares issued and outstanding as of June 30, 2015; 40,735,069 shares issued and outstanding as of December 31, 2014	42	41
Additional paid-in capital	224,523	216,818
Accumulated deficit	(143,946)	(128,848)
Total stockholders’ equity	80,619	88,011
Total liabilities and stockholders’ equity	$123,103	$113,039

2U, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$35,238	$24,744	$69,850	$51,076
Costs and expenses:
Servicing and support	7,903	7,000	15,454	13,248
Technology and content development	6,466	5,818	12,600	11,492
Program marketing and sales	21,526	16,710	41,113	31,951
General and administrative	8,871	5,708	15,582	11,144
Total costs and expenses	44,766	35,236	84,749	67,835
Loss from operations	(9,528)	(10,492)	(14,899)	(16,759)
Other income (expense):
Interest expense	(126)	(134)	(252)	(918)
Interest income	24	31	53	32
Total other income (expense)	(102)	(103)	(199)	(886)
Loss before income taxes	(9,630)	(10,595)	(15,098)	(17,645)
Income tax expense	—	—	—	—
Net loss	(9,630)	(10,595)	(15,098)	(17,645)
Preferred stock accretion	—	(2)	—	(89)
Net loss attributable to holders of common stock	$(9,630)	$(10,597)	$(15,098)	$(17,734)
Net loss per share attributable to holders of common stock, basic and diluted	$(0.23)	$(0.27)	$(0.37)	$(0.75)
Weighted-average shares of common stock outstanding, basic and diluted	41,362,476	39,304,884	41,171,669	23,588,330

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities
Net loss	$(15,098)	$(17,645)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,390	2,646
Stock-based compensation expense	5,915	3,239
Change in the fair value of the Series D redeemable convertible preferred stock warrant prior to conversion	—	695
Changes in operating assets and liabilities:
Accounts receivable, net	(4,043)	1,180
Advances to clients	(875)	(569)
Prepaid expenses	(506)	(1,010)
Other assets	(555)	662
Accounts payable	553	(773)
Accrued expenses and other current liabilities	5,101	1,921
Deferred revenue	11,520	11,130
Refunds payable	646	196
Rebate reserve	3	(5)
Other liabilities	(9)	(25)
Net cash provided by operating activities	6,042	1,642
Cash flows from investing activities
Expenditures for property and equipment	(2,040)	(1,720)
Capitalized content development cost expenditures	(4,498)	(3,476)
Other investing activities	—	(21)
Net cash used in investing activities	(6,538)	(5,217)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	—	100,302
Proceeds from exercise of stock options	2,227	1,023
Tax withholding payments in connection with net settlement of restricted stock units	(436)	—
Proceeds from revolving line of credit	—	5,000
Payment on revolving line of credit	—	(5,000)
Net cash provided by financing activities	1,791	101,325
Net increase in cash and cash equivalents	1,295	97,750
Cash and cash equivalents, beginning of period	86,929	7,012
Cash and cash equivalents, end of period	$88,224	$104,762
Supplemental disclosure of non-cash investing and financing activities
Accretion of issuance costs on redeemable convertible preferred stock	$—	$89
Accrued capital expenditures	199	278
Deferred offering costs included in accounts payable and accrued expenses	—	144
Common stock granted in exchange for consulting services received	—	55

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss attributable to holders of common stock to adjusted net loss for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands)
Net loss attributable to holders of common stock	$(9,630)	$(10,597)	$(15,098)	$(17,734)
Adjustments:
Changes in the fair value of the warrant to purchase Series D redeemable convertible preferred stock	—	7	—	695
Accretion of deferred preferred stock offering costs	—	2	—	89
Stock-based compensation expense	3,867	2,044	5,915	3,239
Total adjustments	3,867	2,053	5,915	4,023
Adjusted net loss	$(5,763)	$(8,544)	$(9,183)	$(13,711)

The following table presents a reconciliation of net loss to adjusted EBITDA loss for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands)
Net loss	$(9,630)	$(10,595)	$(15,098)	$(17,645)
Adjustments:
Interest expense	126	134	252	918
Interest income	(24)	(31)	(53)	(32)
Depreciation and amortization expense	1,677	1,363	3,390	2,646
Stock-based compensation expense	3,867	2,044	5,915	3,239
Total adjustments	5,646	3,510	9,504	6,771
Adjusted EBITDA (loss)	$(3,984)	$(7,085)	$(5,594)	$(10,874)

Key Financial Performance Metrics

(unaudited)

Platform Revenue Retention Rate

The following table sets forth our Platform revenue retention rate for the periods presented, as well as the number of programs included in the Platform revenue retention rate calculation.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Platform revenue retention rate	130.5%	113.5%	124.8%	117.3%
Number of programs included in comparison (1)	10	6	9	4

(1) Reflects the number of programs operating both in the reported period and in the prior year comparative period.

Full Course Equivalent Enrollments in Our Clients’ Programs

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our clients’ programs for the last eight quarters.

	Q3 ‘13	Q4 ‘13	Q1 ‘14	Q2 ‘14	Q3 ‘14	Q4 ‘14	Q1 ‘15	Q2 ‘15
Full course equivalent enrollments in our clients’ programs	7,673	9,065	9,809	9,331	10,389	11,505	13,093	13,557

Average revenue per full course equivalent enrollment in our clients’ programs	$2,672	$2,736	$2,685	$2,652	$2,734	$2,673	$2,644	$2,599